As filed with the  Securities  and Exchange  Commission  on  January 14, 1999.
--------------------------------------------------------------------------------
                                             Registration No. 333-____________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PAYLESS CASHWAYS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                           42-0945849
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                               Two Pershing Square
                           2300 Main, P.O. Box 419466
                        Kansas City, Missouri          64141-0466
              (Address of Principal Executive Offices) (Zip Code)

               PAYLESS CASHWAYS, INC. 1998 OMNIBUS INCENTIVE PLAN
                            (Full title of the Plan)
                                Millard E. Barron
                             Chief Executive Officer
                             Payless Cashways, Inc.
                               Two Pershing Square
                           2300 Main, P.O. Box 419466
                        Kansas City, Missouri 64141-0466
                     (Name and address of agent for service)
                                 (816) 234-6000
          (Telephone number, including area code, of agent for service)

-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                   Proposed     Proposed
                                   maximum      maximum
Title of             Amount        offering     aggregate     Amount of
securities to         to be        price per    offering     registration
be registered      registered       share*       price*          fee
----------------- -------------- ------------ ----------- ------------------
Common Stock        2,010,000       $0.88 -    $4,790,700      $1,332
$0.01 par value                     $3.04
----------------- -------------- ------------ ----------- ------------------
Common Stock          390,000      $2 9\16       $999,375        $278
$0.01 par value
----------------- -------------- ------------- ---------- ------------------
* The amount of the registration fee is estimated in accordance with Rule 457(h). With respect to 2,010,000 shares subject to outstanding options, the fee has been calculated based upon the exercise price per share of $2.97, $2.94, $1.00, $3.04, $0.88, $1.03, $1.91, $2.50, $1.85 and $1.94 with respect to
950,000, 40,000, 360,000, 250,000, 60,000, 60,000, 60,000, 110,000, 60,000, and
60,000 shares, respectively. The price per share of 390,000 shares, which have not been awarded under the Payless Cashways, Inc., Omnibus Incentive Plan is estimated to be $2 9/16 (the average of the high and low prices of the Registrant's Common Stock on January 11, 1999).

                                     PART II

               Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference.

     The following documents heretofore filed by Payless Cashways, Inc., (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended November 29, 1997;

         (b) Quarterly Reports on Form 10-Q for the quarters ended February 28, 1998, May 30, 1998 and August 29, 1998;

         (c) The description of Common Stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 1, 1997 and Form 8-K filed with the Commission on December 2, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that state with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Company's certificate of incorporation provides that the directors and officers of the Company shall be indemnified to the maximum extent permitted by law. Without limiting the foregoing, the Company's certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company, shall be indemnified and held harmless by the Company to the full extent which it is empowered to do so under the Delaware Corporation Law, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, including attorneys' fees. The Company's certificate of incorporation further provides that expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company as authorized by the Delaware Corporation Law.

     The Certificate of Incorporation of the Company contains a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

     In addition, the Company has entered into indemnification agreements with certain of its directors and officers (each, an "indemnitee") pursuant to which the Company has agreed to indemnify each indemnitee for all costs and expenses reasonably incurred by the indemnitee in investigating, defending and appealing certain proceedings against the indemnitee. To be eligible for indemnification pursuant to the indemnification agreements, the indemnitee: (a) must be a director, officer, employee, agent or fiduciary of the Company, or must be serving at the request of the Company as a director, officer, employee, agent or fiduciary of another entity; (b) must have acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company; and (c) with respect to any criminal action or proceeding, must have had no reason to believe that his or her conduct was unlawful. The Company is not obligated to pay any indemnification which is prohibited under Delaware law. Under the indemnification agreements, the Company also has agreed to provide policies of directors' and officers' liability insurance and to advance certain costs and expenses for the indemnitee.

     Pursuant to express authority therefor contained in the Company's certificate or incorporation, the Company maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers of the Company against and indemnify them from any liability incurred in their capacities as such.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

     The following exhibits are filed herewith or are incorporated by reference from documents filed by the Company with the Commission.

         4.1  Certificate of Incorporation (incorporated by reference to Exhibit
              4.1 filed as part of the Company's Current Report on Form 8-K dated December 2, 1997).

         4.2  Amended and Restated Bylaws (incorporated by reference to Exhibit
              3.1 filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended August 29, 1998).

         4.3(a) Amended and Restated Credit Agreement dated December 2, 1997
              (incorporated by reference to Exhibit 4.1(a) filed as part of the Company's Annual Report on Form 10-K for the year ended November 29, 1997).

         4.3(b) First Amendment to Amended and Restated Credit Agreement dated
              August 13, 1998 (incorporated by reference to Exhibit 4.1 filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended August 29, 1998).

         4.4 Amended and Restated Loan Agreement dated December 2, 1997 by and between the Company and UBS Mortgage Finance, Inc. (incorporated by reference to Exhibit 4.2(a) filed as part of the Company's Annual Report on Form 10-K for the year ended November 29, 1997).

         5.1  Opinion of Blackwell Sanders Peper Martin LLP.

         15.1 Letter regarding unaudited interim financial information of KPMG LLP.

         23.1 Consent of KPMG LLP.

         23.2 Consent of Blackwell Sanders Peper Martin LLP (included in the opinion filed as Exhibit 5.1).

         24.1 Powers of attorney executed by certain officers and Directors of the Company.

Item 9.       Undertakings.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 14, 1999.

                             PAYLESS CASHWAYS, INC.


                             By: /s/ Millard E. Barron
                                Millard E. Barron, President
                                and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Name             Capacity                             Date

                           President, Chief Executive
                           Officer and Director
/s/ Millard E. Barron      (Principal Executive Officer)       January 14, 1999
Millard E. Barron


        *                  Director                            January 14, 1999
---------------------
Donald E. Roller


        *                  Chairman of the Board               January 14, 1999
----------------------
Peter G. Danis

        *                   Director                           January 14, 1999
-----------------------
H. D. Cleberg

        *                   Director                           January 14, 1999
-----------------------
David G. Gundling

        *                   Director                           January 14, 1999
-----------------------
Max D. Hopper

        *                   Director                           January 14, 1999
-----------------------
Peter M. Wood
                         Senior Vice President - Finance
                         and Chief Financial Officer
                         (Principal Financial Officer and
/s/ Richard G. Luse      Principal Accounting Officer)         January 14, 1999
Richard G. Luse

By: /s/ Richard G. Luse  As Attorney-in-Fact for the above
Richard G. Luse,         directors marked by an asterisk.
Attorney-in-Fact

                                Index to Exhibits


Exhibit
Number   Document

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 4.1 filed as part of the Company's Current Report on Form 8-K dated December 2, 1997).

4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 filed as part of Company's Quarterly Report on Form 10-Q dated for the quarter ended August 29, 1998).

4.3(a) Amended and Restated Credit Agreement dated December 2, 1997
       (incorporated by reference to Exhibit 4.1(a) filed as part of the Company's Annual Report on Form 10-K for the year ended November 29,
       1997).

4.3(b) First Amendment to Amended and Restated Credit Agreement dated August 13,
       1998 (incorporated by reference to Exhibit 4.1 filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended August 29,
       1998).

4.4 Amended and Restated Loan Agreement dated December 2, 1997 by and between the Company and UBS Mortgage Finance, Inc. (incorporated by reference to
       Exhibit 4.2(a) filed as part of the Company's Annual Report on Form 10-K for the year ended November 29, 1997).

5.1    Opinion of Blackwell Sanders Peper Martin LLP.

15.1   Letter regarding unaudited financial information of KPMG LLP.

23.1   Consent of KPMG LLP.

23.2 Consent of Blackwell Sanders Peper Martin LLP (included in opinion filed as Exhibit 5.1).

24.1 Powers of attorney executed by certain officers and Directors of the Company.